Exhibit 5.1
[Letterhead of Pepper Hamilton LLP]
May 21, 2010
National Money Mart Company
c/o Dollar Financial Corp.
1436 Lancaster Avenue
Berwyn, PA 19312-1288
Dear Ladies and Gentlemen:
          We have acted as special counsel to National Money Mart Company, an unlimited company under the laws of the Province of Nova Scotia (the “Company”), and the Guarantors (as defined below) in connection with the filing by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (File No. 333-165617) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance by the Company of $600,000,000 aggregate principal amount of its 10.375% senior notes due 2016 (the “Exchange Notes”) in connection with the proposed exchange (the “Exchange Offer”) of $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of its outstanding 10.375% senior notes due 2016 issued on December 23, 2009 (the “Old Notes”).
          The Old Notes contain guarantees (the “Old Guarantees”), and, upon their issuance, the Exchange Notes will contain guarantees (the “New Guarantees”), by Dollar Financial Corp., a Delaware corporation (“Holdings”) and each of the direct and indirect wholly owned subsidiaries of Holdings set forth on Exhibit A hereto (the “Covered Subsidiaries”), Exhibit B hereto (the “Non-Covered U.S. Subsidiaries”) and Exhibit C hereto (the “Canadian Subsidiaries” and, together with the Covered Subsidiaries, the Non-Covered U.S. Subsidiaries and Holdings, the “Guarantors”).
          The Old Notes and the Old Guarantees are, and upon their issuance the Exchange Notes and the New Guarantees will be, governed by the Indenture, dated December 23, 2009 (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”).
     You have requested that we render the opinion set forth in this letter, and we are furnishing this opinion pursuant to, the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission under the Securities Act.

National Money Mart Company

May 21, 2010
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Registration Statement, (ii) the charter documents and bylaws and other organizational documents of the Company and the Guarantors as currently in effect, (iii) the Indenture, (iv) the form of the Exchange Notes, (v) the form of the New Guarantees, (vi) minutes and records of the corporate proceedings of the Company and the Guarantors with respect to the Exchange Notes and the New Guarantees, and (vii) such other records, certificates and documents as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.
          For purposes of this opinion letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion letter is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Guarantors, and the due authorization, execution and delivery of all documents by and enforceable against the parties thereto other than the Company and the Guarantors. As to any facts material to the opinions expressed herein, we have not independently established or verified such facts and we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and no inference as to our knowledge concerning such facts should be drawn by such reliance.
          To the extent that the obligations of the Company and the Guarantors under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with all applicable laws and regulations; and that the Trustee has the requisite organization and legal power and authority to perform its obligations under the Indenture.
          Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

National Money Mart Company

May 21, 2010
          Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), becomes effective under the Securities Act, (ii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes and the New Guarantees are duly executed, attested, issued and delivered by duly authorized officers of the Company and the Guarantors, respectively, and authenticated by the Trustee, all in accordance with the terms of the Indenture and the prospectus contained in the Registration Statement, against surrender and cancellation of a like principal amount of Old Notes and Old Guarantees, the Exchange Notes issued by the Company and the New Guarantees issued by the Guarantors will be validly issued by the Company and the Guarantors, respectively, and the Exchange Notes and the New Guarantees will constitute valid and legally binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their terms.
          Our opinion set forth herein is limited to the laws of the Commonwealth of Pennsylvania, the laws of the State of New York, the provisions of the Delaware General Corporation Law and the Federal laws of the United States that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as the “Applicable Law”). We do not express any opinion with respect to the laws of any jurisdiction other than the Applicable Law or as to the effect of any such law other than the Applicable Law on the opinion herein stated. Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the laws of jurisdictions other than those covered by the Applicable Law, we have relied, without independent investigation, on opinions addressed to you dated March 19, 2010 of Roy W. Hibberd, Esq., general counsel to Holdings (with respect to the Non-Covered U.S. Subsidiaries), Stewart McKelvey (with respect to the Company), Owen Bird Law Corporation (with respect to 656790 B.C. Ltd) and Bishop & McKenzie LLP (with respect to Money Card Corp., Money Mart Canada Inc., 1100591 Alberta Ltd., Advance Canada Inc. and Advance Canada Properties Inc.).

National Money Mart Company

May 21, 2010
          This opinion is given in respect of the Indenture, the Exchange Notes and the New Guarantees only, and we express no opinion as to the legality, validity or binding effect of any related document, instrument or agreement or any other matter beyond the matters expressly set forth herein. This opinion speaks only as of its date, and we affirmatively disclaim any obligation to update this opinion letter to disclose to you facts, events or changes of law or interpretation of law occurring, arising or coming to our attention after the date hereof.
          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
          This opinion letter is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.
Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP

EXHIBIT A
List of Covered Subsidiaries
Dollar Financial Group, Inc., a New York corporation
Check Mart of Florida, Inc., a Delaware corporation
Check Mart of Pennsylvania, Inc., a Pennsylvania corporation
DFG Canada, Inc., a Delaware corporation
DFG International, Inc., a Delaware corporation
DFG World, Inc., a Delaware corporation
Dollar Financial Insurance Corp., a Pennsylvania corporation
Financial Exchange Company of Pennsylvania, Inc., a Pennsylvania corporation
Financial Exchange Company of Pittsburgh, Inc., a Delaware corporation
Financial Exchange Company of Virginia, Inc., a Delaware corporation
Monetary Management Corporation of Pennsylvania, a Delaware corporation
Monetary Management of California, Inc., a Delaware corporation
Monetary Management of Maryland, Inc., Delaware corporation
Monetary Management of New York, Inc., a New York corporation
Moneymart, Inc., a Delaware corporation
PD Recovery, Inc., a Pennsylvania corporation

EXHIBIT B
List of Non-Covered Subsidiaries
Any Kind Check Cashing Centers, Inc., an Arizona corporation
Cash Unlimited of Arizona, Inc., an Arizona corporation
Check Mart of Louisiana, Inc., a Louisiana corporation
Check Mart of New Mexico, Inc., a New Mexico corporation
Check Mart of Texas, Inc., a Texas corporation
Check Mart of Wisconsin, Inc., a Wisconsin corporation
Financial Exchange Company of Ohio, Inc., an Ohio corporation
Loan Mart of Oklahoma, Inc., an Oklahoma corporation
Money Mart CSO, Inc., a Texas corporation
Money Mart Express, Inc., a Utah corporation
Pacific Ring Enterprises, Inc., a California corporation

EXHIBIT C
Canadian Subsidiaries
1100591 Alberta Ltd., an Alberta corporation
656790 B.C. Ltd., a British Columbia corporation
Advance Canada Inc., an Alberta corporation
Advance Canada Properties Inc., an Alberta corporation
Money Card Corp., an Alberta corporation
Money Mart Canada Inc., an Alberta corporation